Exhibit 99.1

Archrock Reports First Quarter 2026 Results

HOUSTON, May 5, 2026 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the first quarter 2026.

First Quarter 2026 Highlights

●Revenue for the first quarter of 2026 was $373.8 million compared to $347.2 million in the first quarter of 2025.
●Net income for the first quarter of 2026 was $73.8 million and EPS was $0.41, an increase of approximately 4.1% and 2.5%, respectively, compared to $70.9 million and $0.40, respectively, in the first quarter of 2025.
●Adjusted net income (a non-GAAP measure defined below) for the first quarter of 2026 was $74.4 million and adjusted EPS (a non-GAAP measure defined below) was $0.42, compared to $74.5 million and $0.42, respectively, in the first quarter of 2025.
●Adjusted EBITDA (a non-GAAP measure defined below) for the first quarter of 2026 was $221.0 million compared to $197.8 million in the first quarter of 2025.
●Declared a quarterly dividend of $0.22 per common share for the first quarter of 2026, approximately 16% higher compared to the first quarter of 2025, resulting in dividend coverage of 3.5x.
●Returned $44.3 million to stockholders through dividends and share repurchases during the first quarter of 2026 compared to $34.4 million during the first quarter of 2025.

Management Commentary and Outlook

“Archrock is off to a strong start for 2026, generating meaningful earnings per share, free cash flow and increased shareholder returns during the first quarter, bolstered by a growing order book that continues to support our longer-term outlook,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Our contract operations fleet has delivered full utilization over a multi-year period, and profitability continues to benefit from strong execution and the rollout of additional large and electric motor drive horsepower supporting critical midstream infrastructure. Additionally, we continued to high-grade our fleet with the sale of non-strategic compressor units totaling approximately 40,000 horsepower. First quarter underlying business performance exceeded our basis for guidance, though SG&A expense came in higher. We remain on pace to achieve our full-year 2026 Adjusted EBITDA guidance range of between $865 million and $915 million, which we expect will translate into meaningful free cash flow generation for the year.

“As the buildout of U.S. midstream infrastructure continues to support expected growth in LNG exports and rising power demand from data centers, the strategic importance of U.S. energy is further underscored by ongoing geopolitical uncertainty. We are focused on growing our profitable platform by maximizing customer service and operational reliability, accelerating adoption of the technologies we continue to deploy, and leveraging our balance sheet through returns-based capital allocation that provides flexibility for organic and inorganic growth while increasing shareholder returns,” concluded Childers.

First Quarter 2026 Financial Results

Archrock’s first quarter 2026 net income of $73.8 million included a non-cash long-lived and other asset impairment of $5.3 million and transaction-related costs totaling $0.6 million. Archrock’s first quarter 2025 net income of $70.9 million included transaction-related costs totaling $3.9 million, a non-cash long-lived and other asset impairment of $1.0 million, and restructuring charges of $0.7 million.

Adjusted EBITDA for the first quarter of 2026 and 2025 included $10.1 million and $7.3 million, respectively, in net gains primarily related to the sale of compression and other assets.

Selling, general and administrative expenses for the first quarter of 2026 were $45.2 million, compared to $37.2 million in the first quarter of 2025. The increase was primarily due to a $4.1 million increase in long-term cash-settled incentive compensation expense as a result of an increase in our stock price; and a $3.7 million acceleration of expense recognition for long-term incentive compensation pursuant to an executive retention agreement, which is not expected to recur in the remaining quarters of the year.

Contract Operations

For the first quarter of 2026, contract operations segment revenue totaled $330.9 million, an increase of 10% compared to $300.4 million in the first quarter of 2025. Total operating horsepower at the end of the first quarter of 2026 was 4.5 million compared to 4.3 million at the end of the first quarter of 2025. Archrock maintained full fleet utilization during the first quarter of 2026, ending at 95%.

Adjusted gross margin for the first quarter of 2026 was $237.6 million, up 13% from $210.6 million in the first quarter of 2025. Adjusted gross margin percentage for the first quarter of 2026 was 72%, compared to 70% in the first quarter of 2025.

Aftermarket Services

For the first quarter of 2026, aftermarket services segment revenue totaled $42.9 million, compared to $46.8 million in the first quarter of 2025, primarily reflecting lower service activity and a seasonal slowdown. Adjusted gross margin for the first quarter of 2026 was $9.8 million, compared to $11.5 million in the first quarter of 2025. Adjusted gross margin percentage for the first quarter of 2026 was 23%, compared to 25% for the first quarter of 2025.

Balance Sheet

Long-term debt was $2.4 billion and our available liquidity totaled $1.4 billion at March 31, 2026. Our leverage ratio was 2.6x as of March 31, 2026, down from 3.2x as of March 31, 2025.

On January 21, 2026, we completed a private offering of $800 million aggregate principal amount of 6.000% senior notes due 2034 and received net proceeds of $789.4 million after deducting issuance costs. The net proceeds were used to repay borrowings under our $1.5 billion asset-based revolving credit facility due May 2028 (the “Credit Facility”).

On April 1, 2026, we repurchased our $800.0 million of 6.250% senior notes due April 2028 (the “2028 Notes”). The 2028 Notes were redeemed at 100% of their $800.0 million aggregate principal amount plus accrued and unpaid interest of approximately $25.0 million with borrowings under the Credit Facility. We recorded a debt extinguishment gain of $0.7 million related to unamortized debt premium during the second quarter of 2026, partially offset by unamortized issuance costs.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.22 per share of common stock, or $0.88 per share on an annualized basis. Dividend coverage in the first quarter of 2026 was 3.5x. The first quarter 2026 dividend will be paid on May 19, 2026 to stockholders of record at the close of business on May 12, 2026.

Share Repurchase Program

During the first quarter of 2026, we repurchased 170,952 shares of common stock at an average price of $25.87 per share, for an aggregate of approximately $4.4 million. The share repurchase program had an available capacity of $113.2 million as of March 31, 2026.

Since April 2023 and through March 31, 2026, we have repurchased 4,632,263 shares of common stock at an average price of $20.91 per share for an aggregate of $96.9 million.

Summary Metrics

(in thousands, except percentages and ratios)

	Three Months Ended
	March 31,		December 31,		March 31,
	2026		2025		2025
Net income	$73,794		$116,772		$70,850
Adjusted net income (1)	$74,372		$118,253		$74,484
Adjusted EBITDA (1)	$220,993		$269,447		$197,845

Contract operations revenue	$330,880		$327,088		$300,397
Contract operations adjusted gross margin	$237,609		$256,613		$210,598
Contract operations adjusted gross margin percentage (2)	72%		78%		70%

Aftermarket services revenue	$42,887		$49,985		$46,766
Aftermarket services adjusted gross margin	$9,814		$11,954		$11,509
Aftermarket services adjusted gross margin percentage	23%		24%		25%

Selling, general, and administrative	$45,231		$36,679		$37,207

Net cash provided by operating activities	$185,853		$214,477		$115,628
Cash available for dividend(1)	$134,067		$188,866		$132,247
Cash available for dividend coverage (3)	3.5	x	4.9	x	3.9	x

Adjusted free cash flow (1)	$91,902		$199,962		$(48,403)
Adjusted free cash flow after dividend (1)	$51,995		$163,086		$(82,588)

Total available horsepower (at period end) (4)	4,765		4,788		4,461
Total operating horsepower (at period end) (5)	4,528		4,571		4,283
Horsepower utilization spot (at period end) (6)	95.0%		95.5%		96.0%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Contract operations adjusted gross margin percentage for the fourth quarter of 2025 was 78%, which included a $22.9 million cash net benefit related to prior-period sales and use tax audit settlements. Excluding this benefit, adjusted gross margin percentage for the fourth quarter of 2025 was 71.5%.
(3)	Defined as cash available for dividend divided by dividends declared for the period.
(4)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(5)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(6)	Defined as total operating horsepower divided by total available horsepower at period end.

Conference Call Details

Archrock will host a conference call on May 6, 2026, to discuss first quarter 2026 financial results. The call will begin at 8:30 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

The company may from time to time publish additional materials for investors at the same website address.

*****

Adjusted net income, a non-GAAP measure, is defined as net income excluding restructuring charges, transaction-related costs and debt extinguishment loss adjusted for income taxes. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted net income, and a reconciliation of basic and diluted earnings per common share, the most directly comparable GAAP measure, to adjusted basic and diluted earnings per share, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA, and a reconciliation of our full year 2026 net income to adjusted EBITDA guidance, appear below.

Adjusted gross margin, a non-GAAP measure, is defined as total revenue less cost of sales, excluding depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of net income to adjusted gross margin, and a reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin and adjusted gross margin percentage, appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of net income and net cash provided by operating activities, the most directly comparable GAAP measures, to cash available for dividend, and a reconciliation of our full year 2026 net income to cash available for dividend guidance, appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities less dividends paid to stockholders. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow after dividend, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; risks of acquisitions or mergers to reduce our ability to make distributions to our common stockholders; inability to make acquisitions on economically acceptable terms; inability to achieve the expected benefits of the acquisition of Natural Gas Compression Systems, Inc. and NGCSE, Inc. (collectively, “NGCS”) and difficulties integrating NGCS; risks related to our sustainability initiatives; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases and fluctuations; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2025, Archrock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and as set forth from time to time in Archrock’s filings with the Securities and Exchange Commission. These filings are available online at www.sec.gov and www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Revenue:
Contract operations	$330,880	$327,088	$300,397
Aftermarket services	42,887	49,985	46,766
Total revenue	373,767	377,073	347,163

Cost of sales, exclusive of depreciation and amortization
Contract operations	93,271	70,475	89,799
Aftermarket services	33,073	38,031	35,257
Total cost of sales, exclusive of depreciation and amortization	126,344	108,506	125,056

Selling, general and administrative	45,231	36,679	37,207
Depreciation and amortization	69,734	68,872	57,620
Long-lived and other asset impairment	5,259	1,795	972
Restructuring charges	136	108	665
Debt extinguishment loss	—	890	—
Interest expense	39,510	42,227	37,741
Transaction-related costs	596	876	3,935
Gain on sale of assets, net	(10,116)	(31,614)	(7,335)
Other income, net	(605)	(20)	(684)
Income before income taxes	97,678	148,754	91,986
Provision for income taxes	23,404	31,851	21,136
Income before equity in net loss of unconsolidated affiliate	74,274	116,903	70,850
Equity in net loss of unconsolidated affiliate	480	131	—
Net income	$73,794	$116,772	$70,850

Basic and diluted earnings per common share (1)	$0.41	$0.67	$0.40

Weighted-average common shares outstanding:
Basic	174,084	174,105	174,014
Diluted	174,496	174,458	174,371

(1)	Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
March 31,	December 31,	March 31,
2026	2025	2025
Revenue:
Contract operations	$330,880	$327,088	$300,397
Aftermarket services	42,887	49,985	46,766
Total revenue	$373,767	$377,073	$347,163

Adjusted gross margin:
Contract operations	$237,609	$256,613	$210,598
Aftermarket services	9,814	11,954	11,509
Total adjusted gross margin (1)	$247,423	$268,567	$222,107

Adjusted gross margin percentage:
Contract operations (2)	72%	78%	70%
Aftermarket services	23%	24%	25%
Total adjusted gross margin percentage (1)	66%	71%	64%

Selling, general and administrative	$45,231	$36,679	$37,207
% of revenue	12%	10%	11%

Adjusted EBITDA (1)	$220,993	$269,447	$197,845
% of revenue	59%	71%	57%

Capital expenditures	$113,484	$87,798	$168,140
Proceeds from sale of property, equipment and other assets	(21,301)	(78,283)	(2,904)
Net capital expenditures	$92,183	$9,515	$165,236

Total available horsepower (at period end) (3)	4,765	4,788	4,461
Total operating horsepower (at period end) (4)	4,528	4,571	4,283
Average operating horsepower	4,553	4,634	4,254
Horsepower utilization:
Spot (at period end) (5)	95.0%	95.5%	96.0%
Average (5)	95.3%	95.7%	96.0%

Dividend declared for the period per share	$0.220	$0.220	$0.190
Dividend declared for the period to all stockholders	$38,729	$38,703	$33,758
Cash available for dividend coverage (6)	3.5	x	4.9	x	3.9	x

Adjusted free cash flow (1)	$91,902	$199,962	$(48,403)
Adjusted free cash flow after dividend (1)	$51,995	$163,086	$(82,588)

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted gross margin percentage, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Contract operations adjusted gross margin percentage for the fourth quarter of 2025 was 78%, which included a $22.9 million cash net benefit related to prior-period sales and use tax audit settlements. Excluding this benefit, adjusted gross margin percentage for the fourth quarter of 2025 was 71.5%.
(3) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(4) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(5) Defined as total operating horsepower divided by total available horsepower at period end (spot) or over time (average).
(6) Defined as cash available for dividend divided by dividends declared for the period.

	March 31,	December 31,	March 31,
	2026	2025	2025
Balance Sheet
Long-term debt (1)	$2,379,028	$2,410,893	$2,297,767
Total equity	1,518,002	1,491,479	1,349,983

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income	$73,794	$116,772	$70,850
Restructuring charges	136	108	665
Transaction-related costs	596	876	3,935
Debt extinguishment loss	—	890	—
Tax effect of adjustments (1)	(154)	(394)	(966)
Adjusted net income (2)	$74,372	$118,253	$74,484

Weighted-average common shares outstanding:
Basic	174,084	174,105	174,014
Diluted	174,496	174,458	174,371

Basic and diluted earnings per common share (3)	$0.41	$0.67	$0.40

Restructuring charges per share	$0.00	$0.00	$0.00
Transaction-related costs per share	0.01	0.01	0.03
Debt extinguishment loss per share	—	0.01	—
Tax effect of adjustments per share	(0.00)	(0.00)	(0.01)
Adjusted basic and diluted earnings per common share (2)	$0.42	$0.69	$0.42

(1) Represents an estimated tax effect of restructuring charges, transaction-related costs and debt extinguishment loss based on the federal statutory tax rate of 21%.
(2) Management believes adjusted net income and adjusted earnings per share provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income	$73,794	$116,772	$70,850
Depreciation and amortization	69,734	68,872	57,620
Long-lived and other asset impairment	5,259	1,795	972
Unrealized change in fair value of investment in unconsolidated affiliate	—	25	—
Restructuring charges	136	108	665
Debt extinguishment loss	—	890	—
Interest expense	39,510	42,227	37,741
Transaction-related costs	596	876	3,935
Stock-based compensation expense	6,811	4,671	4,027
Amortization of capitalized implementation costs	1,030	904	762
Indemnification expense, net	239	325	137
Provision for income taxes	23,404	31,851	21,136
Equity in net loss of unconsolidated affiliate	480	131	—
Adjusted EBITDA (1)	220,993	269,447	197,845
Selling, general and administrative	45,231	36,679	37,207
Stock-based compensation expense	(6,811)	(4,671)	(4,027)
Amortization of capitalized implementation costs	(1,030)	(904)	(762)
Unrealized change in fair value of investment in unconsolidated affiliate	—	(25)	—
Indemnification expense, net	(239)	(325)	(137)
Gain on sale of assets, net	(10,116)	(31,614)	(7,335)
Other income, net	(605)	(20)	(684)
Adjusted gross margin (1)	$247,423	$268,567	$222,107

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Gross Margin and Gross Margin Percentage to

Adjusted Gross Margin and Adjusted Gross Margin Percentage

(in thousands)

	Three Months Ended
	March 31,		December 31,		March 31,
	2026		2025		2025
Total revenues	$373,767		$377,073		$347,163
Cost of sales, exclusive of depreciation and amortization	(126,344)		(108,506)		(125,056)
Depreciation and amortization	(69,734)		(68,872)		(57,620)
Gross margin and gross margin percentage	177,689	48%	199,695	53%	164,487	47%
Depreciation and amortization	69,734		68,872		57,620
Adjusted gross margin and adjusted gross margin percentage (1)	$247,423	66%	$268,567	71%	$222,107	64%

(1)	Management believes adjusted gross margin and adjusted gross margin percentage provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income	$73,794	$116,772	$70,850
Depreciation and amortization	69,734	68,872	57,620
Long-lived and other asset impairment	5,259	1,795	972
Unrealized change in fair value of investment in unconsolidated affiliate	—	25	—
Restructuring charges	136	108	665
Debt extinguishment loss	—	890	—
Interest expense	39,510	42,227	37,741
Transaction-related costs	596	876	3,935
Stock-based compensation expense	6,811	4,671	4,027
Amortization of capitalized implementation costs	1,030	904	762
Indemnification expense, net	239	325	137
Provision for income taxes	23,404	31,851	21,136
Equity in net loss of unconsolidated affiliate	480	131	—
Adjusted EBITDA (1)	220,993	269,447	197,845
Less: Maintenance capital expenditures	(34,047)	(25,906)	(22,753)
Less: Other capital expenditures	(14,523)	(13,189)	(6,019)
Less: Cash tax payment	(70)	(345)	(92)
Less: Cash interest expense	(38,286)	(41,141)	(36,734)
Cash available for dividend (2)	$134,067	$188,866	$132,247

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net cash provided by operating activities	$185,853	$214,477	$115,628
Inventory write-downs	(93)	(121)	(188)
Benefit from (provision for) credit losses	24	(640)	(156)
Gain on sale of assets, net	10,116	31,614	7,335
Current income tax benefit	959	1,522	1,182
Cash tax payment	(70)	(345)	(92)
Amortization of operating lease ROU assets	(1,156)	(1,206)	(1,204)
Amortization of contract costs	(4,923)	(5,008)	(5,889)
Deferred revenue recognized in earnings	6,260	9,387	3,746
Indemnification expense, net	239	325	137
Cash restructuring charges	136	359	665
Cash transaction-related costs	596	876	3,935
Time-based cash or equity settled units settled as equity	(2,713)	—	(1,756)
Changes in assets and liabilities	(12,591)	(23,279)	37,676
Maintenance capital expenditures	(34,047)	(25,906)	(22,753)
Other capital expenditures	(14,523)	(13,189)	(6,019)
Cash available for dividend (1)	$134,067	$188,866	$132,247

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net cash provided by operating activities	$185,853	$214,477	$115,628
Net cash used in investing activities	(93,951)	(14,515)	(164,031)
Adjusted free cash flow (1)	91,902	199,962	(48,403)
Dividends paid to stockholders	(39,907)	(36,876)	(34,185)
Adjusted free cash flow after dividend (1)	$51,995	$163,086	$(82,588)

(1)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2026
	Low	High
Net income (1)	$306,000	$356,000
Interest expense	145,000	145,000
Provision for income taxes	113,000	113,000
Depreciation and amortization	281,000	281,000
Restructuring charges	500	500
Stock-based compensation expense	15,500	15,500
Amortization of capitalized implementation costs	4,000	4,000
Adjusted EBITDA (2) (3)	865,000	915,000
Less: Maintenance capital expenditures	(125,000)	(135,000)
Less: Other capital expenditures	(25,000)	(35,000)
Less: Cash tax expense	(3,000)	(3,000)
Less: Cash interest expense	(140,000)	(140,000)
Cash available for dividend (4) (5)	$572,000	$602,000

(1) 2026 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2025 and 2024 was $18.3 million and $10.7 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the TOPS and NGCS acquisitions.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(58.9) million and $(25.8) million for the years 2025 and 2024, respectively.